UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

Arabian American Development Company
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1650 Hwy 6 S, Suite 190
Sugar Land, TX  77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In June 2013 management received the U.S. GAAP 2012 financial statements of Al Masane Al Kobra Mining Co. (“AMAK”), a Saudi Arabian closed joint stock company, conducted under PCAOB audit standards by an Independent Registered Public Accounting Firm. Certain adjustments were recorded in connection with this audit. On June 10, 2013, we concluded that our 2012 consolidated financial statements require a restatement to reconcile the differences.  In addition we are amending our first quarter 2013 financial statements to incorporate AMAK’s first quarter results.

The Company originally recorded its equity in earnings of AMAK for the year ended December 31, 2012, based upon audited financial statements prepared in accordance with Saudi Arabian GAAP (“SA GAAP”). An analysis was conducted at that time to identify differences between SA GAAP and U.S. GAAP and adjustments were made; however, additional adjustments were discovered in connection with the completion of the PCAOB audit of AMAK as required by Rule 3-09 of Regulation S-X.  These differences relate to accelerated methods of amortization and depreciation required by SA GAAP and reversal of revenue that was earned in 2013 under U.S. GAAP.  There were also shifts between current and deferred income tax balances but there was no net effect to our consolidated financial statements.

Accordingly, the Company is restating its consolidated financial statements and other financial information for the year December 31, 2012, and electing to restate its consolidated financial statements for the quarter ending March 31, 2013.  We are in the process of amending the respective filings.

Members of the Audit Committee of the Company have discussed with the Company’s independent registered public accounting firm, BKM Sowan Horan,  LLP, the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a).

The effects of the 2012 restatement are as follows:

	December 31, 2012
	As Reported	As Restated
	(thousands of dollars)
Consolidated Balance Sheets
Investment in AMAK	$38,971	$37,894
Total Assets	121,453	120,376
Retained Earnings	36,428	35,351
Total Arabian American Development Company Stockholders’ Equity	83,020	81,943
Total Equity	83,309	82,232
Total Liabilities and Equity	121,453	120,376

Consolidated Statements of Income
Equity in earnings (loss) of AMAK	$866	$(211)
Income before income tax expense	17,302	16,226
Net income	11,398	10,321
Net income attributable to Arabian American Development Company	11,398	10,321
Net income per common share:
Basic earnings per share (dollars)	$0.47	$0.43
Diluted earnings per share (dollars)	$0.46	$0.42

Consolidated Statements of Comprehensive Income
Net Income	$11,398	$10,321
Comprehensive Income	11,566	10,489

	December 31, 2012
	As Reported	As Restated
	(thousands of dollars)
Consolidated Statement of Stockholders’ Equity
Net Income	$11,398	$10,321
Retained Earnings	36,428	35,351
Total	83,020	81,943
Total Equity	83,309	82,232

Consolidated Statements of Cash Flows
Operating Activities
Net income attributable to Arabian American Development Company	$11,398	$10,321
Equity in (income) loss of AMAK	(866)	211

 The effects of the first quarter 2013 restatement are as follows:

	March 31, 2013
	(unaudited)
	As Reported	As Restated
	(thousands of dollars)
Consolidated Balance Sheets
Investment in AMAK	$46,769	$48,358
Total Assets	129,199	130,788
Retained Earnings	38,548	40,137
Total Arabian American Development Company Stockholders’ Equity	85,462	87,051
Total Equity	85,751	87,340
Total Liabilities and Equity	129,199	130,788

Consolidated Statements of Income
Equity in earnings (loss) of AMAK	$298	$2,964
Total other income (expense)	86	2,752
Income before income taxes	3,131	5,797
Net income	2,120	4,786
Net income attributable to Arabian American Development Company	2,120	4,786

Basic earnings per common share (dollars)	$0.09	$0.20
Diluted earnings per common share (dollars)	$0.09	$0.19

Consolidated Statements of Comprehensive Income
Net Income	$2,120	$4,786
Comprehensive Income	2,175	4,841

Consolidated Statement of Stockholders’ Equity
Net Income	$2,120	$4,786
Retained Earnings	38,548	40,137
Total	85,462	87,051
Total Equity	85,571	87,340

Consolidated Statements of Cash Flows
Operating Activities
Net income	$2,120	$4,786
Equity in (earnings) loss of AMAK	(298)	(2,964)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARABIAN AMERICAN DEVELOPMENT COMPANY

Date:  June 10, 2013                                                                By: /s/ Connie Cook
                       Connie Cook
                                                                                      Chief Financial Officer